UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): February 24, 2010

Beijing Century Health Medical, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51817	33-1123472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 2213-14, 22nd Floor, Jardine House

1 Connaught Place, Central, Hong Kong

(Address of principal executive offices)

852-2802-8663

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On February 24, 2010, the Board of Directors (the “Board”) of Beijing Century Health Medical, Inc., (the “Registrant”) a Delaware corporation, concluded that previously issued audited financial statements of the Registrant for its fiscal years ended November 30, 2008 and 2009, which were included in the Registrant’s reports on Form 10-K for the fiscal years ended November 30, 2008 and 2009, and previously issued interim unaudited financial statements which were included in the Registrant’s reports on Form 10-Q for the periods ended February 28, 2009, May 31, 2009, August 31, 2009, and February 28, 2010 should no longer be relied on because of an error in such financial statements.  Specifically, the Board determined that due to the Registrant’s financial arrangement with Century Health Medical Limited, (“CHML”) a Chinese company, from October 20, 2008 through February 28, 2010, CHML was considered to be a variable interest entity of the Registrant.  As such, the Registrant was required to consolidate its financial statements with those of CHML for the specified periods.  The Board has discussed the foregoing matters with its independent accountant. In light of the Board’s determination, the Registrant has determined that the appropriate course of action is for the Registrant to file, as soon as practicable, amendments to its annual reports on Form 10-K for the fiscal years ended November 30, 2008 and 2009 and for its quarterly reports on Form 10-Q the periods ended February 28, 2009, May 31, 2009, August 31, 2009, and February 28, 2010 to include consolidated financial statements of the Registrant and CHML.

The filing of any amendments to annual or quarterly reports shall not be deemed to be an admission that the original filings, when made, included any untrue statements of material fact or omitted to state a material fact necessary to make a statement contained therein not misleading.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEIJING CENTURY HEALTH MEDICAL, INC.

Date: May 10, 2010

/s/ Wilson Kin Cheung, Chief Executive Officer